                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             HF Financial Corp.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                     [LOGO]
                            -----------------------
                                FINANCIAL CORP.

                                 P.O. BOX 5000
                     SIOUX FALLS, SOUTH DAKOTA  57117-5000
                   PHONE (605) 333-7556 * FAX (605) 333-7621

                                October 15, 1999

Dear Fellow Stockholder:

    On behalf of the Board of Directors of HF Financial Corp., I cordially invite you to attend the Annual Meeting of Stockholders of the Corporation to be held at 2:00 p.m., Sioux Falls, South Dakota time, on November 17, 1999, at the Best Western Ramkota Inn located at 2400 North Louise Avenue, Sioux Falls, South Dakota.

    Stockholders are being asked to vote upon the election of three directors of the Corporation and to ratify the appointment of McGladrey & Pullen, LLP as auditors for the Corporation. Your Board of Directors unanimously recommends that you vote FOR each of the nominees for director and FOR the ratification of McGladrey & Pullen, LLP.

    I encourage you to attend the Meeting in person. Whether or not you plan to attend, however, PLEASE READ THE ENCLOSED PROXY STATEMENT AND THEN COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING POSTPAID RETURN ENVELOPE AS PROMPTLY AS POSSIBLE. This will save the Corporation additional expense in soliciting proxies and will ensure that your shares are represented at the Meeting. The Notice of Annual Meeting, this Proxy Statement and the form of proxy are first being mailed to stockholders of the Corporation on or about October 15, 1999.

    Thank you for your attention to this important matter.

                                          Very truly yours,

                                          /s/ Curtis L. Hage

                                          CURTIS L. HAGE
                                          CHAIRMAN, PRESIDENT AND CHIEF
                                          EXECUTIVE OFFICER

                               HF FINANCIAL CORP.
                             225 SOUTH MAIN AVENUE
                        SIOUX FALLS, SOUTH DAKOTA 57104

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON NOVEMBER 17, 1999

                            ------------------------

    Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of HF Financial Corp. (the "Corporation") will be held at 2:00 p.m., Sioux Falls, South Dakota time, on November 17, 1999, at the Best Western Ramkota Inn located at 2400 North Louise Avenue, Sioux Falls, South Dakota.

    A proxy card and the Proxy Statement for the Meeting are enclosed along with the 1999 Annual Report to Stockholders. The Meeting is for the purpose of considering and acting upon:

    1.  The election of three directors of the Corporation;

    2. The ratification of the appointment of McGladrey & Pullen, LLP as auditors of the Corporation for the fiscal year ending June 30, 2000; and

such other matters as may properly come before the Meeting or any adjournments or postponements thereof. The Board of Directors is not aware of any other business to come before the Meeting.

    Any action may be taken on any one of the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned or postponed. Stockholders of record at the close of business on September 30, 1999, are the stockholders entitled to vote at the Meeting and any adjournments or postponements thereof.

    A complete list of stockholders entitled to vote at the Meeting is available for examination by any Stockholder for any purpose germane to the Meeting. Such shareholder list is available for a period of twenty days prior to the meeting and may be examined at any time between 9:00 A.M. and 3:00 P.M. on days which the Corporation is open for business, at the main office of the Corporation located at 225 South Main Avenue, Sioux Falls, South Dakota.

    You are requested to complete, sign and date the enclosed proxy card, which is solicited on behalf of the Board of Directors, and to mail it promptly in the enclosed postpaid return envelope. The proxy will not be used if you attend and vote at the Meeting in person.

                                          By Order of the Board of Directors,

                                          /s/ Gene F. Uher

                                          GENE F. UHER
                                          EXECUTIVE VICE PRESIDENT, CHIEF
                                          OPERATIONS OFFICER AND SECRETARY

Sioux Falls, South Dakota
October 15, 1999

--------------------------------------------------------------------------------

IMPORTANT: THE PROMPT RETURN OF PROXY CARDS WILL SAVE THE CORPORATION THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A PRE-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

--------------------------------------------------------------------------------

                                PROXY STATEMENT
                               HF FINANCIAL CORP.
                             225 SOUTH MAIN AVENUE
                        SIOUX FALLS, SOUTH DAKOTA 57104
                         ANNUAL MEETING OF STOCKHOLDERS
                               NOVEMBER 17, 1999

INTRODUCTION

    This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of HF Financial Corp. (the "Corporation") to be used at the Annual Meeting of Stockholders of the Corporation (the "Meeting"), to be held at the Best Western Ramkota Inn located at 2400 North Louise Avenue, Sioux Falls, South Dakota, on November 17, 1999, at 2:00 p.m., Sioux Falls, South Dakota time, and at all adjournments or postponements of the Meeting. The accompanying Notice of Meeting, proxy card and this Proxy Statement are first being mailed to stockholders on or about October 15, 1999. Certain of the information provided herein relates to Home Federal Savings Bank ("Home Federal" or the "Bank"), a wholly owned subsidiary and the primary operating entity of the Corporation.

    At the Meeting, the stockholders of the Corporation are being asked to consider and vote upon the election of three nominees to the Board of Directors of the Corporation, a proposal to ratify the appointment of McGladrey & Pullen, LLP as the Corporation's independent auditors for the fiscal year ending June 30, 2000, and any other matters that may properly come before the meeting or any adjournments or postponements thereof.

    The close of business on September 30, 1999, has been fixed by the Board of Directors as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Meeting and any and all adjournments thereof. Only stockholders of record at that time are entitled to notice of and to vote at the Meeting. The total number of shares of Common Stock, par value $.01 per share, of the Corporation (the "Common Stock") outstanding on the Record Date was 3,968,175, which are the only securities of the Corporation entitled to vote at the Meeting. Each stockholder is entitled to one vote on all matters to be voted on at the Meeting for each share of Common Stock held in the stockholder's name as of the Record Date.

VOTING RIGHTS AND PROXY INFORMATION

    All shares of Common Stock represented at the Meeting by properly executed proxies received prior to or at the Meeting, and not revoked, will be voted at the Meeting in accordance with the instructions thereon. Directors shall be elected by a plurality of the votes present in person or represented by proxy at the Meeting and entitled to vote on the election of directors. In all matters, the affirmative vote of the majority of shares present in person or represented by proxy at the Meeting and entitled to vote on the matter shall be considered the act of the stockholders. The Corporation does not know of any matters, other than as described in the Notice of Meeting, that are to come before the Meeting. If any other matters are properly presented at the Meeting for action, the persons named in the enclosed form of proxy will have the discretion to vote on such matters in accordance with their best judgment.

    If no instructions are indicated, properly executed proxies will be voted FOR election of the nominees for director named herein and FOR the proposal to ratify the appointment of McGladrey & Pullen, LLP. Proxies marked as abstaining with respect to a proposal have the same effect as votes against the proposal. If an executed proxy card is returned and the shareholder has abstained from voting on any matter, the shares represented by such proxy will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter. If an executed proxy is returned by a broker holding shares in street name which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered present at the Meeting for purposes of determining a quorum, but will not be considered to be represented at the meeting for purposes of calculating the vote with respect to such matter. One-third of the shares of the Corporation's Common Stock, present in person or represented by proxy, shall constitute a quorum for purposes of the Meeting.

    A proxy given pursuant to this solicitation may be revoked at any time before it is voted. Proxies may be revoked by: (i) filing with the Secretary of the Corporation before the voting at the Meeting a written notice of revocation bearing a later date than the proxy; (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Corporation before the voting at the Meeting; or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered to Gene F. Uher, Executive Vice President, Chief Operations Officer and Secretary, HF Financial Corp., 225 South Main Avenue, Sioux Falls, South Dakota 57104.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

    The following table sets forth certain information regarding ownership of the Common Stock as of September 15, 1999, by (i) each person known to the Corporation to own beneficially more than 5% of the Common Stock, (ii) each director of the Corporation, (iii) each officer named in the executive compensation table on page 6 of this Proxy Statement, and (iv) all directors and officers as a group. Unless otherwise indicated, each person in the table has sole voting and investment power as to the shares shown.

                                                                          AMOUNT AND NATURE OF     PERCENTAGE OF
BENEFICIAL OWNER                                                          BENEFICIAL OWNERSHIP   OUTSTANDING STOCK
------------------------------------------------------------------------  --------------------  -------------------
John T. Vucurevich .....................................................          298,912                 7.46%
  629 Quincy Street
  PO Box 170
  Rapid City, SD 57709(1)

Jeffrey L. Gendell .....................................................          289,350                 7.22%
  Tontine Partners, L.P.
  31 West 52nd Street, 17th Floor
  New York, New York 10019(2)

HF Financial Corp. .....................................................          259,240                 6.47%
  Employee Stock Ownership Plan
  225 South Main Avenue
  Sioux Falls, South Dakota 57104(3)

Curtis L. Hage, Chairman, President and Chief Executive Officer
  and Director(4).......................................................          214,216                 5.21%

Gene F. Uher, Executive Vice President, Chief Operations
  Officer and Secretary(5)..............................................           20,708                    *

Michael H. Zimmerman, Senior Vice President and Senior
  Retail Lending Officer(6).............................................            5,440                    *

Mark S. Sivertson, Senior Vice President and Trust Officer(7)...........            9,057                    *

Paul J. Hallem, Director................................................           57,726                 1.44%

Robert L. Hanson, Director(8)...........................................           24,120                    *

Kevin T. Kirby, Director................................................           17,529                    *

JoEllen G. Koerner, Director............................................            2,679                    *

Jeffrey G. Parker, Director(9)..........................................           18,120                    *

                                                                          AMOUNT AND NATURE OF     PERCENTAGE OF
BENEFICIAL OWNER                                                          BENEFICIAL OWNERSHIP   OUTSTANDING STOCK
------------------------------------------------------------------------  --------------------  -------------------
Wm. G. Pederson, Director...............................................            4,029                    *

Thomas L. Van Wyhe, Director............................................            5,029                    *

Directors and executive officers as a group (18 persons)(10)............          436,395                10.49%

*Indicates individual owns less than one percent of outstanding shares of Common Stock.

------------------------

 (1) The above information regarding beneficial ownership by Mr. John T. Vucurevich is as reported in a Schedule 13D dated March 30, 1998.

 (2) The above information regarding beneficial ownership by Mr. Jeffrey L. Gendell is as reported in a Schedule 13D dated December 30, 1998.

 (3) Includes 196,793 shares allocated to the individual accounts of employees, officers and directors, which such individuals are deemed to have sole voting and no investment power. Each participant may instruct the Employee Stock Ownership Plan ("ESOP") trustee, Firstar Bank of Minnesota, N.A., as to the voting of the shares allocated to such participant's account under the ESOP. Unallocated shares and shares for which voting instructions are not received shall be voted by the ESOP trustee in the same ratio as the shares with respect to which instructions are received. The ESOP trustee may be deemed under applicable regulations to "beneficially own" the 62,447 shares owned by the ESOP, which have not been allocated to participants.

 (4) Includes 103,490 shares held directly or held by certain members of Mr. Hage's family, which shares Mr. Hage may be deemed to have sole or shared voting and/or investment power. Also includes awards of 101,285 shares subject to options granted to Mr. Hage under the Corporation's 1991 Stock Option and Incentive Plan (the "Stock Option Plan") and 9,441 shares allocated to Mr. Hage's account under the ESOP.

 (5) Includes 11,500 shares held directly by Mr. Uher with sole voting and/or investment power. Also includes awards of 7,446 shares subject to options granted to Mr. Uher under the Stock Option Plan and 1,762 shares allocated to Mr. Uher's account under the ESOP.

 (6) Includes -0- shares held directly by Mr. Zimmerman with sole voting and/or investment power. Also includes 3,705 shares subject to options granted to Mr. Zimmerman under the Stock Option Plan. Also includes 1,735 shares allocated to Mr. Zimmerman's account under the ESOP.

 (7) Includes 2,664 shares held directly by Mr. Sivertson with sole voting and/or investment power. Also includes 4,060 shares subject to options granted to Mr. Sivertson under the Stock Option Plan. Also includes 2,333 shares allocated to Mr. Sivertson's account under the ESOP.

 (8) Includes 10,191 shares subject to options granted to Mr. Hanson under the Stock Option Plan.

 (9) Includes 10,191 shares subject to options granted to Mr. Parker under the Stock Option Plan.

(10) Includes 18 executive officers and directors as a group. Includes 251,795 shares held directly or held by certain members of the named individuals' families, or held by trusts of which the named individual is a trustee or substantial beneficiary, with respect to which shares the respective directors and officers may be deemed to have sole or shared voting and investment power, as well as 153,692 shares subject to options granted under the Stock Option Plan, which are currently exercisable and 30,908 shares allocated under the ESOP.

                       PROPOSAL I--ELECTION OF DIRECTORS

    The Corporation's Board of Directors currently consists of eight members. The Board is divided into three classes, one class of the directors is elected annually. Directors of the Corporation are generally elected to serve for a three-year term or until their respective successors are elected and qualified. All nominees have agreed to stand for election at the annual meeting. If, prior to the annual meeting, the Board of Directors learns that any nominee will be unable to serve by reason of death, incapacity or other unexpected occurrence, the proxies which would have otherwise been voted for such nominee will be voted for a substitute nominee, if any, elected by the Board.

    Three directors have been nominated for election to the Corporation's Board of Directors at the Meeting to hold office for a term of three years and until their successors are duly elected and qualified (except in the case of earlier death, resignation or removal). The accompanying proxy card is intended to be voted for the election of nominees for directors named below, unless authority to vote for one or more nominees is withheld as specified on the proxy card. The Board of Directors unanimously recommends that stockholders vote "FOR" each of the three nominees identified below.

INFORMATION WITH RESPECT TO NOMINEES AND CONTINUING DIRECTORS

    The principal occupation and business experience for the last five years and certain other information with respect to each nominee for election as a director and the other directors of the Corporation are set forth below. The information concerning the nominees and the continuing directors has been furnished by them to the Corporation.

INFORMATION ABOUT NOMINEES

    CURTIS L. HAGE, age 53, a Class III Director, is Chairman, President and Chief Executive Officer of the Corporation. Mr. Hage was elected Chairman of the Board of Directors of the Corporation in September 1996 and has held the position of President and Chief Executive Officer of the Corporation since February 1991. Mr. Hage joined the Bank in 1968 and served in various capacities prior to being elected its Executive Vice President in 1986. Mr. Hage has served as a director of the Corporation since 1992 and the Bank since 1986.

    JEFFREY G. PARKER, age 52, a Class III Director, is President and Chief Executive Officer of Parker Transfer and Storage, Inc., Sioux Falls, South Dakota, a moving and storage company. He has held his current position with Parker Transfer and Storage, Inc. since 1969. Mr. Parker has served as a director for both the Corporation and the Bank since 1993. Mr. Parker also serves as a director for Dakota Telecommunications Group, Inc., a McLeodUSA Company.

    THOMAS L. VAN WYHE, age 49, a Class III Director, is President of JSI Trane / District Manager, Trane Company, Sioux Falls, South Dakota, an air conditioning and heating sales and service company. He has been employed in various capacities by that organization since 1973 and has held his present position with them since 1994. Mr. Van Wyhe has served as a director of both the Corporation and the Bank since 1996.

INFORMATION ABOUT CONTINUING DIRECTORS

    PAUL J. HALLEM, age 73, a Class I Director, is currently retired. Prior to his retirement in February 1991, Mr. Hallem was President and Chief Executive Officer of Home Federal Savings Bank, a position he had held since 1986. Mr. Hallem has over 39 years of experience in the savings institution industry. He has served as a director of the Corporation since 1992 and the Bank since 1969.

    ROBERT L. HANSON, age 53, a Class II Director, is Chief Executive Officer of Harold's Photo Centers located in Sioux Falls, South Dakota, a position he has held since 1980. He has served as a director of both the Corporation and the Bank since 1992.

    KEVIN T. KIRBY, age 45, a Class II Director, is President of Kirby Investment Corp., Sioux Falls, South Dakota, a private investment firm. He has held this position since 1993. Mr. Kirby has been employed as the Executive Vice President and Chief Investment Officer for Western Surety Company from 1985-1993 and the President of Western Surety Life Insurance Company from 1979-1985. He has served as a director of both the Corporation and the Bank since 1997. Mr. Kirby also serves as a director for Raven Industries, Inc.

    JOELLEN G. KOERNER, PH.D., age 53, a Class I Director, is the Senior Partner of JoEllen Koerner and Associates, a position she has held since the organization was formed in 1998. Previously, Dr. Koerner was the Senior Vice President/Patient Services of Sioux Valley Hospitals and Health System, Sioux Falls, South Dakota, a health care services provider. She has served as a director of both the Corporation and Bank since 1997.

    WM. G. PEDERSON, age 43, a Class I Director, is Chairman and Chief Executive Officer of PAM Oil, Inc., Sioux Falls, South Dakota, a wholesale distributor of automotive products. He has held his current position since 1986 and has been with PAM Oil, Inc. since 1978. He has served as a director of both the Corporation and the Bank since 1996.

    The Board of Directors of the Bank is currently comprised of the same eight members as the Board of Directors of the Corporation. Because the Corporation owns all of the issued and outstanding shares of capital stock of the Bank, the Corporation elects the directors of the Bank.

MEETINGS OF THE BOARD OF DIRECTORS, COMMITTEES AND COMPENSATION OF DIRECTORS

    MEETINGS AND COMPENSATION OF THE CORPORATION'S BOARD OF DIRECTORS. Meetings of the Corporation's Board of Directors are generally held on a quarterly basis. The Board of Directors met eight times during fiscal 1999. During fiscal 1999, no incumbent director of the Corporation attended fewer than 75% of the aggregate of the total number of Board meetings and the total number of meetings held by the committees of the Board of Directors on which they served. In fiscal 1999, non-employee directors received an aggregate of 578 shares of restricted common stock pursuant to the 1996 Director Restricted Stock Plan and a $300 fee for attendance at committee meetings of which they are a member. Employee directors receive no fees for their services as a director.

    COMMITTEES OF THE CORPORATION. The Board of Directors of the Corporation has standing Audit and Personnel, Compensation and Benefits Committees.

    The Audit Committee recommends independent auditors to the Board, reviews the results of the auditors' services, reviews with management and the internal auditors the systems of internal control and the internal audit reports, and assures that the books and records of the Corporation are kept in accordance with applicable accounting principles and standards. The members of the Audit Committee are Directors Hallem (Chairman), Kirby, Parker, Pederson and Van Wyhe. The Audit Committee held three meetings in fiscal 1999.

    The Personnel, Compensation and Benefits Committee is composed of Directors Parker (Chairman), Hanson, Koerner and Pederson. The Personnel, Compensation and Benefits Committee is responsible for administering the Corporation's Stock Option Plan and reviews compensation and benefit matters. The Personnel, Compensation and Benefits Committee held four meetings during fiscal 1999.

    The entire Board of Directors acts as a Nominating Committee for selecting nominees for election as directors. While the Board of Directors of the Corporation will consider nominees recommended by stockholders, the Board has not actively solicited such nominations. Pursuant to the Corporation's Bylaws, nominations by stockholders must be delivered in writing to the Secretary of the Corporation at least 30 days before the date of the Meeting.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth information concerning the compensation paid by Home Federal for services in all capacities rendered during the three fiscal years ended June 30, 1999, 1998 and 1997 to the Corporation's Chief Executive Officer, the Chief Operations Officer, the Senior Vice President/Senior Retail Lending Officer and the Senior Vice President/Trust Officer. The Corporation's Officers do not receive any cash compensation from the Corporation for their services performed in their capacities as officers of the Corporation.

                                  ANNUAL COMPENSATION                                    LONG TERM COMPENSATION AWARDS
---------------------------------------------------------------------------------------
                                                                          OTHER ANNUAL   ------------------------------
                                                     SALARY               COMPENSATION   RESTRICTED STOCK    OPTIONS/
NAME AND PRINCIPAL POSITION               YEAR        ($)      BONUS ($)       ($)         AWARD(S) ($)      SARS (#)
--------------------------------------  ---------  ----------  ---------  -------------  -----------------  -----------
Curtis L. Hage, Chairman,                    1999  $  214,240  $     -0-    $     623(1)           -0-          16,748
  President and Chief                        1998  $  206,000  $  59,452    $     414(1)           -0-          15,385
  Executive Officer                          1997  $  200,000  $  52,912    $     106(1)           -0-          10,975
Gene F. Uher, Executive                      1999  $  145,600  $     -0-    $     226(3)           -0-          11,382
  Vice President, Chief                      1998  $  140,000  $  40,404    $  28,665(3)           -0-           2,154
  Operations Officer and                     1997  $   46,667  $   8,185    $   6,358(3)           -0-          10,770
  Secretary
Michael H. Zimmerman,                        1999  $   95,700  $     -0-    $     -0-              -0-           4,486
  Senior Vice President and                  1998  $   91,996  $  18,334    $     -0-              -0-           3,645
  Senior Retail Lending                      1997  $   78,958  $  36,028    $     -0-              -0-           2,250
  Officer
Mark S. Sivertson, Senior                    1999  $   95,700  $     -0-    $     -0-              -0-           4,420
  Vice President and Trust                   1998  $   90,600  $  21,635    $     -0-              -0-           4,027
  Officer                                    1997  $   87,250  $  21,519    $     -0-              -0-           2,743


                                  ANNU
--------------------------------------
                                          ALL OTHER
                                        COMPENSATION
NAME AND PRINCIPAL POSITION                  ($)
--------------------------------------  -------------
Curtis L. Hage, Chairman,                 $   8,513(2)
  President and Chief                     $  10,307(2)
  Executive Officer                       $   8,982(2)
Gene F. Uher, Executive                   $  11,307(4)
  Vice President, Chief                   $   3,143(4)
  Operations Officer and                  $     -0-
  Secretary
Michael H. Zimmerman,                     $   6,612(5)
  Senior Vice President and               $   6,630(5)
  Senior Retail Lending                         -0-
  Officer
Mark S. Sivertson, Senior                 $   4,843(6)
  Vice President and Trust                $   4,857(6)
  Officer                                 $   4,004(6)

------------------------------

(1) Represents preferential interest earnings on behalf of Mr. Hage related to the Deferred Compensation Plan in excess of 120% of the applicable federal long-term rate.

(2) Includes $5,786 and $2,727 for 1999; $7,150 and $3,157 for 1998; and $6,405
    and $2,577 for 1997, which represents the Bank's contributions to the Pension Plan and the ESOP, respectively, on behalf of Mr. Hage.

(3) Includes preferential interest earnings of $226 and $16 for 1999 and 1998, respectively, on behalf of Mr. Uher related to the Deferred Compensation Plan, in excess of 120% of the applicable federal long-term rate. Also includes housing expense paid on behalf of Mr. Uher of $25,442 and $3,496 for 1998 and 1997, respectively.

(4) Includes $8,582 and $2,725 for 1999; $-0- and $3,143 for 1998, which represents the Bank's contributions to the Pension Plan and ESOP, respectively, for Mr. Uher.

(5) Includes $4,688 and $1,924 for 1999; $4,542 and $2,088 for 1998, which represents the Bank's contributions to the Pension Plan and the ESOP, respectively, on behalf of Mr. Zimmerman.

(6) Includes $2,872 and $1,971 for 1999; $2,688 and $2,169 for 1998, and $2,317
    and $1,687 for 1997, which represents the Bank's contributions to the Pension Plan and the ESOP, respectively, on behalf of Mr. Sivertson.

STOCK OPTION GRANTS IN LAST FISCAL YEAR

    The following table provides information on stock option grants for fiscal year ended June 30, 1999, to the named executive officers.

                                                         INDIVIDUAL GRANTS
                                        ---------------------------------------------------   POTENTIAL REALIZABLE
                                         NUMBER OF                                              VALUE AT ASSUMED
                                          SHARES       PERCENT OF                            ANNUAL RATES OF STOCK
                                        UNDERLYING   TOTAL OPTIONS                           PRICE APPRECIATION FOR
                                          OPTIONS      GRANTED TO    EXERCISE                    OPTION TERM(3)
                                          GRANTED     EMPLOYEES IN   PRICE PER  EXPIRATION   ----------------------
NAME                                      (#)(1)     FISCAL YEAR(2)    SHARE       DATE          5%         10%
--------------------------------------  -----------  --------------  ---------  -----------  ----------  ----------
Curtis L. Hage........................      16,748         19.77%    $  15.375      9/9/08   $  161,941  $  410,389
Gene F. Uher..........................      11,382         13.43%    $  15.375      9/9/08   $  110,055  $  278,902
Michael H. Zimmerman..................       4,486          5.29%    $  15.375      9/9/08   $   43,376  $  109,924
Mark S. Sivertson.....................       4,420          5.22%    $  15.375      9/9/08   $   42,738  $  108,307

------------------------------

(1) Such options are subject to a five-year vesting schedule with 20% of the grants vesting each year with Hage, Uher, Zimmerman and Sivertson beginning June 30, 1999.

(2) The Corporation granted options representing 84,723 shares to employees in fiscal 1999.

(3) These amounts are based on the assumed rates of appreciation as permitted by the rules of the Securities and Exchange Commission. Actual gains, if any, on stock option exercises are dependent upon the future performance of the Common Stock.

STOCK OPTION EXERCISES IN LAST FISCAL YEAR

    The following table provides information regarding the number and value of options granted to the Corporation's Chief Executive Officer, Chief Operations Officer, Senior Vice President/Senior Retail Lending Officer and Senior Vice President/Trust Officer at June 30, 1999.

                                                                        NUMBER OF UNEXERCISED        VALUE OF UNEXERCISED
                                                                           OPTIONS/SARS AT          IN-THE-MONEY OPTIONS/
                                                                              FY-END (#)              SARS AT FY-END(1)
                                   SHARES ACQUIRED        VALUE       --------------------------  --------------------------
NAME                               ON EXERCISE (#)    REALIZED ($)    EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
--------------------------------  -----------------  ---------------  -----------  -------------  -----------  -------------
Curtis L. Hage..................            N/A               N/A        101,285        27,023     $ 750,899    $    13,901
Gene F. Uher....................            N/A               N/A          7,446        16,860     $   1,616    $     2,423
Michael H. Zimmerman............            N/A               N/A          3,705         6,676     $   4,273    $     2,848
Mark S. Sivertson...............            N/A               N/A          4,060         7,116     $   4,690    $     3,625

------------------------------

(1) Represents the aggregate market value (market price of the Common Stock less the exercise price) of the option granted based upon the closing price of $13.375 per share of the Common Stock as reported on the NASDAQ National Market System on June 30, 1999.

EMPLOYMENT AGREEMENTS

    On April 23, 1992, the Bank entered into an employment agreement with Mr. Hage. The employment agreement, as amended to date, provides for an annual base salary as determined by the Board of Directors, which may be not less than the salary for the prior year. The employment agreement provides for annually-renewable one year terms. Mr. Hage may terminate his employment agreement upon 90 days' prior written notice to the Bank. In the event there is a change in control of the Corporation or Home Federal, and Mr. Hage's employment terminates involuntarily (or, under certain circumstances, voluntarily) in connection with such change in control or within 24 months thereafter, Mr. Hage is entitled to a payment equal to the remaining salary payable under his employment agreement, plus a termination payment equal to 299% of his then-current compensation. Assuming a change in control took place as of June 30, 1999, the aggregate amount payable to Mr. Hage pursuant to this change in control provision would be approximately $640,578. The employment agreement contains other standard provisions and provides for standard benefits applicable to executive personnel. On December 2, 1998, the Board of Directors extended the term of Mr. Hage's employment agreement until April 7, 2002.

    On March 3, 1997, the Bank entered into an employment agreement with Mr. Uher, and on April 8, 1998, the Bank entered into employment agreements with Messrs. Zimmerman and Sivertson. All of the employment agreements provide for, among other things, annual base salaries as determined by the Board of Directors and participation in bonus and benefit plans of the Bank in effect from time to time. Each of the employment agreements provides for an initial term of three years which, as of the end of each year, is extended for one additional year unless terminated by the employee or the Bank. On December 2, 1998, the Board of Directors extended the term of Mr. Uher's employment agreement until April 7, 2002. Mr. Uher's employment may be terminated with or without cause; however, if his termination is without cause, he is entitled to compensation and benefits through the remaining term of the agreement. Mr. Uher may terminate his employment agreement upon 90 days' prior written notice to the Bank. The employment agreements of Messrs. Zimmerman and Sivertson are for employment at will, and either the employee or the Bank may terminate the agreement with or without cause upon one month's written notice.

    The Bank also entered into Change in Control Agreements with Messrs. Uher, Zimmerman and Sivertson. The agreements provide for certain payments to the employee where employment terminates involuntarily in connection with a change in control of the Corporation or the Bank, or in the event of a voluntary termination of employment due to a loss of the employee's status in connection with a change in control. In such an event, the employee is entitled to payment of the remaining salary payable under his employment agreement and the continuation of certain benefits. In addition, the employee receives a termination payment equal to 299% for Mr. Uher and Mr. Zimmerman, and 150% for Mr. Sivertson, of the employee's then-current compensation. Assuming a change in control took place as of June 30, 1999, the aggregate amount payable to Mr. Uher, Mr. Zimmerman, and Mr. Sivertson would be approximately $435,344, $286,143, and $143,550, respectively.

PENSION PLAN

    The Corporation sponsors a defined benefit pension plan for its employees (the "Pension Plan"). An employee is eligible to participate in the Pension Plan upon the completion of one year of service and upon reaching the age of 21. That participation is retroactive to the previous July 1. A participant must complete five years of service before such participant earns a vested interest in accrued retirement benefits, at which time the participant is 100% vested. The Pension Plan is funded solely through contributions made by the Corporation. It is anticipated that this obligation will be funded through the Corporation's future earnings.

    The following table sets forth, as of June 30, 1999 estimated annual pension benefits for individuals at age 65 payable in the form of a life annuity under the most advantageous Pension Plan provisions for various levels of compensation and years of service. The figures in this table are based upon the assumption that the individual is age 65 as of June 30, 1999 with a specified number of years of service as calculated under the Pension Plan.

                            YEARS OF SERVICE
               ------------------------------------------
REMUNERATION      10         20         30         40
-------------  ---------  ---------  ---------  ---------
 $    50,000   $   7,783  $  17,745  $  27,708  $  33,013
 $    75,000   $  12,721  $  28,683  $  44,646  $  52,575
 $   100,000   $  15,545  $  32,976  $  50,406  $  58,345
 $   125,000   $  17,608  $  35,039  $  52,469  $  59,595
 $   150,000   $  19,670  $  37,101  $  54,531  $  60,845
 $   175,000   $  20,000  $  37,431  $  54,861  $  61,045

    The benefit provided to a participant at normal retirement age (65 or if later, the tenth anniversary of initial date of participation) is generally based on the average of the participant's monthly compensation during which the participant's compensation was highest ("average monthly compensation"). Compensation for this purpose includes all taxable compensation paid to the participant, which includes salary, bonus and restricted stock awards, upon vesting. Compensation for 1999 was limited to $160,000 as stated under Section 401(a)(17) of the Code. The monthly benefit provided to a participant who retires at age comp65 is equal to 1.00% of average monthly compensation for each year of service up to a maximum of 30 years plus .65% of average monthly compensation in excess of "covered compensation" (as defined in the Pension
Plan) also multiplied by the participant's number of years of service, up to a maximum of 30, without offset of the participant's anticipated Social Security benefits.

    A participant is eligible for an early retirement benefit upon the attainment of age 62, provided such participant has participated in the Pension Plan for a minimum of seven years. The monthly benefit payable at early retirement is the actuarial value of the participant's accrued benefit. If a participant continues to work beyond age 65, the participant is entitled to the greater of: (i) such participant's benefit taking into account all service and salaries or (ii) the actuarial increase of the benefit that would have been payable had the participant retired on the normal retirement date. In the event of termination of employment for any reason other than death, disability or early or normal retirement, a participant is still entitled to 100% of the participant's accrued normal retirement benefit, provided that the participant is vested.

    The normal form of benefit is a monthly income payable for life. A participant may elect, at the time of retirement, several optional forms of benefits which are the actuarial equivalent of the normal form, such as the joint and survivor benefits for married participants or an actuarially equivalent lump sum payment.

    At June 30, 1999, the estimated credited years of service of Mr. Hage was
28.6 years. Mr. Hage had $160,000 of compensation covered under the Pension Plan during fiscal 1999; however, Mr. Hage's benefits payable under the Pension Plan upon retirement would be limited because his salary level exceeds the maximum covered compensation under the Pension Plan.

    At June 30, 1999, the estimated credited years of service of Mr. Uher was
2.3 years. Mr. Uher had approximately $137,038 projected annual compensation under the Pension Plan based of fiscal 1999.

    At June 30, 1999, the estimated years of service for Mr. Zimmerman was 3.0 years. Mr. Zimmerman had approximately $96,485 projected annual compensation under the Pension Plan based on fiscal 1999.

    At June 30, 1999, the estimated years of service for Mr. Sivertson was 4.5 years. Mr. Sivertson had approximately $95,710 projected annual compensation under the Pension Plan based on fiscal 1999.

    The Pension Plan was amended and restated effective July 1, 1999, to convert the benefit formula to a cash balance pension formula with a hypothetical account maintained separately for each participant, with such account credited annually for contributions and earnings. The plan was a final average pay plan before this conversion. Each participant's accrued benefit as of July 1, 1999, was converted to a beginning account balance. Each year an employer contribution equal to 6% of the participant's compensation for the plan year is allocated to that participant's account. Investment returns are credited to account balances as of the first day of each plan year for the upcoming plan year in an amount equal to the average daily rates for return for 30 year U.S. Treasury bills the previous February. Normal retirement age is 65 and early retirement age is 62. The normal retirement benefit is a monthly annuity based on an individual's hypothetical account balance as of benefit commencement. Employees are entitled to receive a single life annuity or one of several optional forms of payment having an equivalent actuarial value to the single life annuity.

REPORT OF THE BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Personnel, Compensation and Benefits Committee has furnished the following report on executive compensation:

    Since its inception, the Personnel, Compensation and Benefits Committee of the Board of Directors has been responsible for supervising and recommending for full Board approval the compensation and benefits of the executive officers of the Bank. The Committee has reviewed, at least annually, competitive salary levels at other financial institutions and set salary ranges for executive officer positions based on a philosophy of placing the average of the range in relation to the competitive value of the position. From this reference point, the base salaries of executive officers of the Bank have been set to be commensurate with their experience, scope of duties and responsibilities and overall level of performance.

    At present, the executive compensation program is comprised of salary, bonuses, incentive opportunities in the form of stock options, stock appreciation rights and restricted stock, and miscellaneous benefits typically offered to executives of similar type corporations. Along with other eligible employees, executive officers also participate in a defined benefit retirement program and an Employee Stock Ownership Plan.

    The compensation and bonuses for all executive officers, including the Chief Executive Officer, have been based on the performance of the organization. Specific areas that the Personnel, Compensation and Benefits Committee has reviewed to determine the salary increases are return on assets, interest rate risk measurements, capital ratios, delinquency ratios and regulatory ratings. In addition, during fiscal year 1999, in setting the compensation for the Chief Executive Officer, the Personnel, Compensation and Benefits Committee also took into consideration peer group comparisons of compensation for chief executive officers and the contribution of the Chief Executive Officer to the overall performance of the Bank.

    Annual incentive plans for executive officers and the entire staff of the Bank were developed and implemented in fiscal year 1999. Specific goals for the organization were established along with specific goals for individual departments. This program was developed to enhance shareholder value and enable the organization to attract and retain competent management and employees.

    The foregoing report is furnished by Messrs. Parker (Chairman), Hanson, Pederson and Dr. Koerner.

PERSONNEL, COMPENSATION AND BENEFITS COMMITTEE INTERLOCKS AND INSIDER
  PARTICIPATION

    As stated above, Messrs. Parker, Hanson, Pederson and Dr. Koerner, comprise the Personnel, Compensation and Benefits Committee of the Board of Directors. No member of the Personnel, Compensation and Benefits Committee of the Board of Directors was an officer, former officer, or employee of the company or any of its subsidiaries during fiscal 1999 or at any other time.

STOCKHOLDER RETURN PERFORMANCE PRESENTATION

    The following line graph compares the cumulative total stockholder return on the Corporation's Common Stock to the cumulative total return of the NASDAQ U.S. and Foreign Total Return Index and the NASDAQ Bank Stock Index for the last five years.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

TOTAL RETURN TO SHAREHOLDERS
JUNE 1994 TO JUNE 1999
                                          Nasdaq US & Foreign    Nasdaq Bank   HF Financial
                                                 Return Index    Stock Index          Corp.
6/30/1994                                            $100.000       $100.000       $100.000
9/30/1994                                             108.444        101.108        113.504
12/31/1994                                            106.650         93.432         98.111
3/31/1995                                             116.023        102.292         99.701
6/30/1995                                             132.627        112.937        126.591
9/30/1995                                             148.424        127.480        125.250
12/31/1995                                            149.792        139.145        124.904
3/31/1996                                             157.063        144.625        115.274
6/30/1996                                             169.235        147.026        124.199
9/30/1996                                             174.977        162.689        131.166
12/31/1996                                            183.385        183.711        144.987
3/31/1997                                             174.016        197.492        164.649
6/30/1997                                             205.647        229.810        177.559
9/30/1997                                             240.702        271.034        218.772
12/31/1997                                            224.285        307.595        226.104
3/31/1998                                             262.724        325.172        253.683
6/30/1998                                             269.264        318.959        295.121
9/30/1998                                             239.299        268.997        187.864
12/31/1998                                            309.686        305.618        237.969
3/31/1999                                             345.451        293.357        200.054
6/30/1999                                             377.830        314.841        265.946

CERTAIN TRANSACTIONS

    The Bank, like many financial institutions, has followed a policy of granting to officers, directors and employees loans secured by the borrower's residence and consumer loans. Consumer loans to non-officer employees are originated at one percent below Home Federal's quoted interest rate. In addition, in connection with single-family mortgage loans made to non-officer employees, all in-house closing costs, expenses and points are waived. If the employee relationship ceases, the terms of the loan revert back to the terms that would have applied but for the employee-employer relationship. All loans to the Bank's officers and directors are made in the ordinary course of business and on the same terms and conditions as those of comparable transactions prevailing at the time, and do not involve more than the normal risk of collectibility or present other unfavorable features. All loans by the Bank to its directors and executive officers are subject to Office of Thrift Supervision regulations restricting loans and other transactions with affiliated persons of the Bank. Federal law requires that all such loans be made on terms and conditions comparable to those for similar transactions with non-affiliates. All loans from the Bank to its officers, directors, key employees or their affiliates are approved by the Bank's Loan Committee and ratified by the Bank's Board of Directors.

    The Corporation intends that all transactions between the Corporation or the Bank and its officers, directors, holders of 10% or more of the shares of any class of its Common Stock and affiliates thereof, will contain terms no less favorable to the Corporation than could have been obtained by it in arm's-length negotiations with unaffiliated persons and will be approved by a majority of disinterested directors of the Corporation, if any.

    The following table sets forth certain information as to loans made by Home Federal to each of its directors and executive officers whose aggregate indebtedness to Home Federal exceeded $60,000 at any time since June 30, 1998. All such loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others and did not involve more than the normal risk of collectibility or present other unfavorable features.

                                                                 LARGEST AMOUNT    BALANCE     INTEREST
                                                                   OUTSTANDING      AS OF     RATE AS OF   MARKET RATE
                                 DATE OF                          SINCE JULY 1,    JUNE 30,     DATE OF        AT
NAME AND POSITION                 LOAN         TYPE OF LOAN           1998           1999     ORIGINATION  ORIGINATION
------------------------------  ---------  --------------------  ---------------  ----------  -----------  -----------
Jeffrey G. Parker.............    1/15/98       Unsecured          $   293,245    $  293,245       9.500%       9.500%
  Director                                    Line of Credit

    At June 30, 1999, Home Federal had approximately $293,245 (or 0.6% of the Corporation's stockholders' equity) of loans to directors, executive officers and affiliates of such persons.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's directors and executive officers, and persons who own more than 10% of a registered class of the Corporation's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Corporation. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms they file. To the Corporation's knowledge, based solely on a review of the copies of such reports furnished to the Corporation and written representations that no other reports were required, during the fiscal year ended June 30, 1999, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

            PROPOSAL II--RATIFICATION OF THE APPOINTMENT OF AUDITORS

    The Board of Directors has renewed the Corporation's agreement for McGladrey & Pullen, LLP to be its auditors for the fiscal year ending June 30, 2000, subject to the ratification of the appointment by the Corporation's stockholders. A representative of McGladrey & Pullen, LLP is expected to attend the Meeting to respond to appropriate questions and will have an opportunity to make a statement.

    The Board of Directors unanimously recommends that stockholders vote "FOR" the ratification of the appointment of McGladrey & Pullen, LLP as the Corporation's auditors for the fiscal year ending June 30, 2000.

                             STOCKHOLDER PROPOSALS

    In order to be eligible for inclusion in the Corporation's proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Corporation's executive offices, 225 South Main Avenue, Sioux Falls, South Dakota 57104, no later than June 17, 2000. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934. Stockholders who intend to present a proposal at next year's Annual Meeting of Stockholders without including such proposal in the Corporation's proxy statement must provide the Corporation with notice of such proposal not less than 30 days prior to the date of next year's Annual Meeting of Stockholders. The Corporation reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

                                 ANNUAL REPORT

    The Corporation's Annual Report for the fiscal year ending June 30, 1999, including financial statements, is being mailed with this proxy statement to stockholders entitled to notice of the Meeting. A copy of the Corporation's Annual Report on Form 10-K, including schedules, as filed with the United States Securities and Exchange Commission may be obtained without charge upon written request to Mr. Gene F. Uher, Executive Vice President, Chief Operations Officer and Secretary, HF Financial Corp., P.O. Box 5000, Sioux Falls, SD 57117-5000.

                                 OTHER MATTERS

    The Board of Directors is not aware of any business to come before the Meeting other than the matters described above in this Proxy Statement. However, if any other matters should properly come before the Meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

    The cost of solicitation of proxies will be borne by the Corporation. The Corporation will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitation by mail, directors and officers of the Corporation and regular employees of the Bank may solicit proxies personally or by telegraph or telephone, without additional compensation.

                                          By Order of the Board of Directors,

                                          /s/ Gene F. Uher

                                          GENE F. UHER
                                          EXECUTIVE VICE PRESIDENT,
                                          CHIEF OPERATIONS OFFICER AND SECRETARY

Sioux Falls, South Dakota
October 15, 1999

                             REVOCABLE PROXY CARD

                              HF FINANCIAL CORP.
                        ANNUAL MEETING OF STOCKHOLDERS

                              NOVEMBER 17, 1999

          THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints, Paul J. Hallen, Robert L. Hanson,
Kevin T. Kirby, JoEllen G. Koerner and Wm. G. Pederson each with the power to act alone and with full power of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of the Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Meeting"), to be held on November 17, 1999, at the Best Western Ramkota Inn located at 2400 North Louise Avenue, Sioux Falls, South Dakota at 2:00 p.m., Sioux Falls, South Dakota time, and at any and all adjournments thereof, as specified on the reverse side of this proxy.

     THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED HEREON AND THE APPOINTMENT OF MCGLADREY & PULLEN, LLP. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGEMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

                         (CONTINUED ON REVERSE SIDE)

                                                               Please mark
                                                               your votes as
                                                               indicated in
                                                               this example  /X/

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED BELOW, AND THE APPOINTMENT OF MCGLADREY & PULLEN, LLP.

                                                                  For all
                                                   For all     nominees, except
                                                   nominees    as marked below
I.  To elect as directors of all nominees listed.    /  /            /  /

INSTRUCTION: TO WITHHOLD YOUR VOTE FOR ANY INDIVIDUAL NOMINEE.
STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.

Curtis L. Hage   Jeffrey G. Parker   Thomas L. Van Wyhe

                                                        FOR   AGAINST   ABSTAIN
II. To ratify the appointment of McGladrey & Pullen,   /  /    /  /      /  /
    LLP as auditors of the Corporation for the fiscal year ending June 30, 2000.

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     In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournment thereof.

     Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof, and after notification to the Secretary of the Corporation at the Meeting of the stockholder's decision to terminate this Proxy, then the power of such attorneys and proxies shall be deemed terminated and of no further force and effect.

     The undersigned acknowledges receipt from the Corporation, prior to the execution of this Proxy, Notice of the Annual Meeting, a Proxy Statement dated October 15, 1999, and the Corporation's Annual Report to Stockholders for the fiscal year ended June 30, 1999.


     Signatures(s) ___________________________________________ Date ____________